                                                                  EXECUTION COPY

                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT (this "Escrow Agreement"), dated as of April 12, 1999, by and among MVE Holdings, Inc., a Delaware corporation (the "Company"), Chart Industries, Inc., a Delaware corporation ("Parent"), Chart Acquisition Company, a Delaware corporation and wholly owned subsidiary of Parent ("Sub"), ACI Capital I, LLC, a Delaware limited liability company, in its own capacity ("ACI") and, with respect to the Class B Escrow Amount (as defined herein), as agent and attorney-in-fact for each of the former members of MVE Investors, LLC listed on Exhibit A hereto (the "Members", and ACI Capital I, LLC, in its capacity as agent and attorney-in-fact for the Members, the "Member Representative"), Firstar Bank of Minnesota, N.A. (the "Escrow Agent").

                              W I T N E S S E T H:

      WHEREAS, Parent, Sub and the Company have entered into an Agreement and Plan of Merger, dated as of February 16, 1999 (the "Merger Agreement"; capitalized terms used and not otherwise defined herein are used herein as defined in the Merger Agreement), pursuant to which Sub will be merged with and into the Company and the Company shall become a wholly owned, direct subsidiary of Parent (the "Merger");

      WHEREAS, pursuant to the Merger Agreement, Parent will deposit with the Escrow Agent on or prior to the effective time of the Merger (the "Effective Time") the pro rata share of the Holdback Amount of those holders of common stock, par value $.01 per share, of the Company (the "Common Stock"), and the holders of the Public Note Warrants and the Exeter Warrants (to the extent not put to the Company pursuant to the terms thereof; such holders of the Public Note Warrants and the Exeter Warrants, together with the holders of the Common Stock, are referred to collectively herein as the "Stockholders") who do not execute and deliver prior to the Effective Time a consent and release pursuant to Section 9.5 of the Merger Agreement (the "Common Escrow Amount"), to be held in escrow by the Escrow Agent, subject to the terms, provisions and conditions set forth herein and in the Merger Agreement, as security for certain indemnification and reimbursement obligations of the Stockholders to the Indemnitees and their affiliates as described in the Merger Agreement.

      WHEREAS, the Company, Chart and the Members shall enter into an Indemnification and Warrant Purchase Agreement (the "Indemnification Agreement"), dated as of the date of the Effective Time, providing for the Class B Escrow Amount (as defined herein) and defining the uses thereof;

      WHEREAS, pursuant to the Indemnification Agreement, Chart shall deposit with the Escrow Agent, on or prior to the Effective Time, an amount in cash equal to (a) the accrued but unpaid dividends on 576.76 shares of 10% Class B Cumulative Preferred Stock, par value $100.00 per share, of the Company, plus
(b) any amounts recovered by the Company in respect of the Company assignment of certain rights to collect indemnification payments in respect of certain tax issues under that certain Agreement, dated August 27, 1996 among Robert E. Cieslukowski, Cieslukowski Family Limited Partnership, C.J. Schoenbauer, H. Michael Lutgen, R. Edwin Powell, Powell Family Limited Partnership, John J. Pint, Michael Tate, JMS Family Limited Partnership and O'Halloran Family Limited Partnership, which collection rights have been assigned to the Company pursuant to a letter agreement, dated February 11, 1999, among MVE Inc. and Messrs. Clemence J. Schoenbauer and H. Michael Lutgen, minus
(c) $296,035 (the "Class B Escrow Amount"), to be held in escrow by the Escrow Agent, subject to the terms, provisions and conditions set forth herein and in the Indemnification Agreement;

      WHEREAS, the Escrow Agent shall maintain a single escrow, containing both the Common Escrow Amount and the Class B Escrow Amount (collectively, the "Escrow Amount");

      NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereto hereby agree as follows:

      1. Appointment of the Escrow Agent.

            (a) Upon the joint written agreement by the parties hereto, an escrow agent shall be appointed as Escrow Agent hereunder.

            (b) Upon such appointment, the Escrow Agent will acknowledge to the parties hereto the receipt of the Escrow Amount.

      2. Retention; Investment.

            (a) The Escrow Agent shall hold and dispose of the Escrow Amount, and shall act as Escrow Agent in accordance with the terms and provisions of this Escrow Agreement, the Indemnification Agreement and the Merger Agreement. The Escrow Amount shall be held and used solely for the purposes and subject to the applicable conditions set forth in this Escrow Agreement, the Indemnification Agreement and the Merger Agreement.

            (b) The Common Escrow Amount shall be fully invested by the Escrow Agent, at the joint written direction of ACI and Parent, signed and delivered to the Escrow Agent (a "Joint Written Direction"), and the Class B Escrow Amount shall be fully invested by the Escrow Agent, at the written direction of the Member Representative, signed and delivered to the Escrow Agent (a "Written Direction"), solely in one or more of the investments referred to below:

                  (i) short-term direct obligations of, or obligations
            guaranteed by, the United States of America, or short-term certificates of deposit or interest bearing accounts of any bank or trust company, incorporated under the laws of the United States of America, any state or the District of Columbia, which has combined capital and surplus of not less than $500,000,000; or commercial paper, maturing not more than 90 days from the date of issue, or corporate demand notes, in each case rated at least A-l


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            by Standard & Poor's Ratings Group or P-l by Moody's Investors
            Service, Inc.; or investments in short-term asset management accounts offered by any bank of the stature described above investing solely in investments of the types described in this clause (i); or

                  (ii) such other "investment grade" investments (the maturities of which shall not at any time be later than the next anniversary of the date hereof) which, with respect to the Common Escrow Amount, may be determined by ACI and approved by Parent, such approval not to be unreasonably withheld or delayed, and, with respect to the Class B Escrow Amount, may be determined by the Member Representative.

            (c) In the absence of a Join Written Direction from ACI and Parent as set forth in paragraph (b) above, the Escrow Agent shall invest the Common Escrow Amount in the Escrow Agent's money market fund, the portfolio of which is limited to U.S. government obligations. In the absence of a Written Direction from the Member Representative as set forth in paragraph (b) above, the Escrow Agent shall invest the Class B Escrow Amount in the Escrow Agent's money market fund, the portfolio of which is limited to U.S. government obligations.

            (d) Notwithstanding anything to the contrary contained herein, the Escrow Agent may, without notice to any of the parties hereto, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and the Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation.

            (e) All interest accruing to the Common Escrow Amount shall be added to the Common Escrow Amount. All interest accruing to the Class B Escrow Amount shall be added to the Class B Escrow Amount.

      3. Disbursements of the Escrow Amount. Subject to the terms of the Indemnification Agreement and Article IX of the Merger Agreement, the Escrow Agent shall disburse funds from the Escrow Amount in the manner provided below.

            (a) Common Escrow Amount.

                  (i) Except as provided in Sections 3(a)(ii) and 3(a)(iii)
            below, the Escrow Agent shall only make disbursements from the Common Escrow Amount in accordance with a Joint Written Direction.

                  (ii) If, at any time prior to the sixth anniversary of the effective time of the Merger Agreement (the "Common Escrow Amount Termination Date"), a Stockholder executes a Consent and Release substantially in the form of Exhibit B attached hereto (a "Release"), releasing the Released Parties (as defined in the Release) from any and all Liabilities (as defined in the Release), in consideration for such Release


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            the Escrow Agent shall deliver to such Stockholder his pro rata portion of the Common Escrow Amount.

                  (iii) On the Common Escrow Amount Termination Date, the Escrow
            Agent will assign and deliver, all remaining funds in the Common Escrow Amount, pro rata, to Stockholders who have not previously signed a Release.

            (b) Class B Escrow Amount.

                  (i) The Escrow Agent shall only make disbursements from the
            Class B Escrow Amount in accordance with a Written Direction.

                  (ii) The Member Representative, as agent and attorney-in-fact for the Members, may, at its discretion and subject only to the oversight of the Members, at any time and from time to time, issue a Written Direction instructing the Escrow Agent to disburse all or any portion of the Class B Escrow Amount for any reason authorized by Article I of the Indemnification Agreement but subject to the limitations contained therein.

                  (iii) The Class B Escrow Amount shall terminate upon the
            two-year anniversary of the Effective Time. Upon that date, the Escrow Agent shall distribute the remaining funds in the Class B Escrow Amount to the Member Representative, who shall have sole use of and discretion over such funds.

            (c) The Escrow Agent is hereby authorized, in the event of any doubt as to the course of action it should take under this Escrow Agreement, to petition any United States Federal District Court for the District which includes the State of Delaware, or any Delaware state court of competent jurisdiction, for instructions or to interplead the funds or assets so held into such court. The parties agree to the jurisdiction of either of said courts, waive personal service of process, and agree that service of process by certified or registered mail, return receipt requested, to such party's address set forth herein shall constitute adequate service.

      4. Duration. This Escrow Agreement shall continue in full force and effect until the close of business on the day during which the last of the funds in the Escrow Amount are distributed in full and all fees and related expenses of the Escrow Agent hereunder have been paid pursuant to the terms hereof, at which time this Escrow Agreement shall terminate. Upon termination of this Escrow Agreement, the Escrow Agent shall be discharged from any further obligation hereunder.

      5. Escrow Provisions.

            (a) The Escrow Agent shall keep separate and accurate accounts of all income earned by each of the Common Escrow Amount and the Class B Escrow Amount.


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            (b) All fees and related expenses of the Escrow Agent for its services hereunder in relation to the Common Escrow Amount shall be paid out of the Common Escrow Amount. All fees and related expenses of the Escrow Agent for its services hereunder in relation to the Class B Escrow Amount shall be paid out of the Class B Escrow Amount. Such fees and expenses shall be determined in accordance with the fee schedule attached hereto as Exhibit C.

            (c) Within 30 days after the end of each calendar quarter, and at such other times as ACI, Parent, or any Stockholder may reasonably request, the Escrow Agent shall provide the requesting party with a full accounting of all investments of the Common Escrow Amount and a report of all transactions with respect to the Common Escrow Amount (including receipts, investments and disbursements) not previously reported. Within 30 days after the end of each calendar quarter, and at such other times as Parent, the Member Representative or any Member may reasonably request, the Escrow Agent shall provide the requesting party with a full accounting of all investments of the Class B Escrow Amount and a report of all transactions with respect to the Class B Escrow Amount (including receipts, investments and disbursements) not previously reported.

      6. Liability of the Escrow Agent.

            (a) The Escrow Agent shall have no liability or obligation with respect to the Escrow Amount except with respect to the Escrow Agent's willful misconduct or gross negligence. The Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow Amount in accordance with the applicable terms of this Escrow Agreement, the Indemnification Agreement and the Merger agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein, in the Indemnification Agreement, in the Merger Agreement, in a Joint Written Direction or in a Written Direction. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Amount, any account in which the funds from the Escrow Amount are deposited, this Escrow Agreement, the Indemnification Agreement or the Merger Agreement. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or thereof or of its duties hereunder, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in good faith in accordance with the opinion of such counsel. Upon demand by the Escrow Agent to ACI, accompanied by written invoices, ACI shall authorize disbursements from the Common Escrow Amount to pay the reasonable fees and expenses of not more than one firm of such legal counsel retained by the Escrow Agent where such fees and expenses are related to a dispute, question or liability related to the Common Escrow Amount. Upon demand by the Escrow Agent to the Member Representative, accompanied by written invoices, the Member Representative shall authorize disbursements from the Class B Escrow Amount to pay the reasonable fees and expenses of not more than one firm of such legal counsel retained by


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the Escrow Agent where such fees and expenses are related to a dispute, question or liability related to the Class B Escrow Amount.

            (b) The Escrow Agent is authorized to comply with orders issued or process entered by any court with respect to the Escrow Amount. If any portion of the Escrow Amount is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized to rely in good faith upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel is binding upon the Escrow Agent; and if the Escrow Agent complies with any such order, writ judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance.

      7. Indemnification of the Escrow Agent. The Escrow Agent shall be entitled to reimbursement for all losses, liabilities or expenses, including reasonable attorneys' fees, incurred or made by it without gross negligence or bad faith arising out of or in connection with its entering into this Escrow Agreement or carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability. Any such compensation and reimbursement in connection with the Common Escrow Amount to which the Escrow Agent is entitled shall be paid out of the Common Escrow Amount. Any such compensation and reimbursement in connection with the Class B Escrow Amount to which the Escrow Agent is entitled shall be paid out of the Common Escrow Amount.

      The parties agree that the disbursement of any amounts to the Escrow Agent and each director, officer, employee, attorney, agent or affiliate of the Escrow Agent (each an "Indemnified Party") from the Escrow Amount in respect of a claim by the Escrow Agent or any Indemnified Party for indemnification shall not impair, limit, modify or affect the respective rights and obligations of ACI, the Member Representative, Parent, the Company, the Members and the Stockholders under this Escrow Agreement or the Merger Agreement.

      8. Tax Matters. The Escrow Agent shall have no tax reporting duties with respect to the Escrow Amount or income thereon, such duties being the responsibility of the party or parties which receive, or have the right to receive, such funds or any taxable income hereunder.

      9. Resignation of the Escrow Agent; Appointment of Successor. The Escrow Agent acting at any time hereunder may resign at any time by giving 30 days' prior written notice of resignation to ACI and Parent, such resignation to be effective on the date specified in such notice, but in no event sooner than 30 days after the date of such notice. ACI and Parent shall appoint a bank or trust company as successor to the Escrow Agent. Such successor to the Escrow Agent shall succeed to all of the rights and obligations of the retiring Escrow Agent as of the effective date of resignation and the retiring Escrow Agent shall duly transfer and deliver the Escrow Amount (including all


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evidence of investment of the Escrow Amount) to the successor to the Escrow
Agent. If no successor shall have been appointed at the conclusion of such 30-day notice period, all obligations of the Escrow Agent hereunder shall cease and terminate, and the Escrow Agent's sole responsibility shall be to keep safely all property then being held by it and to deliver the same to a person designated by the parties or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.

      10. Governing Law. This Escrow Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to its conflict of laws provisions.

      11. Binding Effect. This Escrow Agreement shall be binding upon and inure to the benefit of the Stockholders and the Members, and their respective heirs, executors, administrators, successors and assigns. This Escrow Agreement also shall be binding upon and inure to the benefit of ACI, Parent, the Member Representative, the Company and the Escrow Agent and their respective successors and assigns.

      12. Notices. All notices required to permitted hereunder shall be in writing and shall be deemed duly given when personally delivered or mailed by registered or certified mail, return receipt requested, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) or sent by electronic transmission (with answerback confirmation received) to the facsimile numbers specified below:

      If to Parent, to:             Chart Industries, Inc.
                                    5885 Landerbrook Drive
                                    Suite 150
                                    Mayfield Heights, Ohio 44124
                                    Attention: Arthur S. Holmes
                                    Facsimile: (440) 753-1451

            With a copy to:         Calfee, Halter & Griswold LLP
                                    1400 McDonald Investment Center
                                    800 Superior Avenue
                                    Cleveland, Ohio 44114-2688
                                    Attention: Thomas F. McKee
                                    Facsimile: (216) 241-0816

      If to ACI or to the Member    ACI Capital I, LLC
      Representative, to:           707 Westchester Avenue
                                    4th Floor
                                    White Plains, New York 10604
                                    Attention: Kevin Penn
                                    Facsimile: (914) 681-9856


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      With a copy to:               Weil, Gotshal & Manges LLP
                                    767 Fifth Avenue
                                    New York, New York 10153
                                    Attention: Stephen M. Besen
                                    Facsimile: (212) 310-8007


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      If to the Escrow            Firstar Bank of Minnesota, N.A.
      Agent, to:                  101 East 5th Street
                                  St. Paul, Minnesota 55101
                                  Attn: Frank Leslie, Corporate Trust Department
                                  Facsimile: (651)-229-6415

      13. Entire Agreement. This Escrow Agreement, the Indemnification Agreement and the Merger Agreement constitute the entire agreement among the parties relating to the holding, investment and disbursement of the Escrow Amount and set forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Amount.

      14. Counterparts. This Escrow Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

                            [Signature page follows.]


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IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be duly executed on the day and year first above written.


                                    MVE HOLDINGS, INC.

                                    By: /s/ John M. Kucharik
                                        ---------------------------------
                                    Name: John M. Kucharik
                                    Title: President and CEO


                                    CHART INDUSTRIES, INC.

                                    By: /s/ Arthur S. Holmes
                                        ----------------------------------
                                    Name: Arthur S. Holmes
                                    Title: Chairman and Chief Executive Officer


                                    CHART ACQUISITION COMPANY

                                    By: /s/ Arthur S. Holmes
                                        ----------------------------------
                                    Name: Arthur S. Holmes
                                    Title: Chairman and Chief Executive Officer


                                    ACI CAPITAL I, LLC

                                    By: /s/ Kevin S. Penn
                                        -----------------------------------
                                    Name: Kevin S. Penn
                                    Title: President


                                    ACI CAPITAL I, LLC, as the
                                    Member Representative

                                    By: /s/ Kevin S. Penn
                                        -----------------------------------
                                    Name: Kevin S. Penn
                                    Title:


                                    FIRSTAR BANK OF MINNESOTA, N.A.,
                                    as Escrow Agent

                                    By: /s/ Frank P. Leslie
                                        -----------------------------------
                                    Name: Frank P. Leslie
                                    Title: Vice President


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                                                                       Exhibit A

                      Former Members of MVE Investors, LLC

ACI Capital I, LLC
American Securities Partners, L.P.
MVE Cryogenics LLC
CRM/MVE Capital LLC
Tangent LLC
Fertosa LLC
Fertosa LLC
Burden Direct Investment Fund II


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                                                                       Exhibit B

                           FORM OF CONSENT AND RELEASE

Reference is made to the Agreement and Plan of Merger (the "Merger Agreement") among MVE Holdings, Inc., a Delaware corporation (the "Company"), Chart Industries, Inc., a Delaware corporation ("Chart") and Chart Acquisition Company, a Delaware corporation and wholly-owned subsidiary of Chart ("Sub"), dated as of February 16, 1999, pursuant to which Sub shall be merged with and into the Company (the "Merger"). According to the terms of the Merger Agreement, each holder of common stock, par value $.01 per share, of the Company (the "Common Stock"), will be entitled to receive aggregate merger consideration (the "Common Stock Merger Consideration") of $45 per share of Common Stock held by such holder as of the effective time of the Merger (the "Effective Time"). Pursuant to the terms of the Merger Agreement, the Common Stock Merger Consideration shall be paid to holders of Common Stock as follows: (i) $25 per share of Common Stock will be paid to the holders of Common Stock at or shortly after the Effective Time, and (ii) $20 per share of Common Stock will be held in escrow and will be subject to reduction for certain potential indemnification claims (the "Escrow Amount"), which escrow will terminate on the sixth anniversary of the Effective Time.

In consideration of the payment and release, at the Effective Time, of the portion of the Escrow Amount payable to the undersigned, without reduction for any future indemnification claims of third parties, the undersigned hereby (i) consents, as a holder of Common Stock, to the adoption and approval of the Merger Agreement and to the transactions contemplated thereby, including the Merger and (ii) on behalf of himself, herself or itself and on behalf of his, her or its heirs, executors, administrators, legal representatives, successors and assigns, releases and forever discharges each of the Company and its subsidiaries, Chart, Sub, MVE Investors, LLC, a Delaware limited liability company, and each of their respective past, present and future shareholders, members, directors, officers, employees, controlling persons and affiliates, and their respective successors and assigns (each, a "Released Party," and collectively, the "Released Parties"), from any and all claims, actions, causes of action, awards, judgments, payments, losses, damages, expenses, rights and liabilities (collectively, "Liabilities"), from the beginning of time through the Effective Time, of every kind and nature, known and unknown, at law and in equity, which relate in any way to (x) the Merger Agreement and the transactions contemplated thereby, including, without limitation, any Liability arising out of or in connection with any action, suit or proceeding brought by or on behalf of any holder or former holder of Common Stock challenging or disputing the allocation of the consideration in the Merger among the holders of Common Stock and the holder(s) of Class A Cumulative Convertible Participating Preferred Stock, par value $100 per share; (y) (i) the Recapitalization Agreement, dated as of July 22, 1996, among the Company, MVE, Inc., MVE Investors, LLC and the stockholders named therein (the "Recapitalization Agreement") and (ii) the First Amendment to the Recapitalization Agreement, dated as of August 27, 1996, among the Company, MVE, Inc., MVE Investors, LLC and the stockholders named therein (the "Amendment"), and the transactions and agreements contemplated or executed in connection with either the


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Recapitalization Agreement or the Amendment; and (z) any and all actions, agreements, documents or instruments taken by or entered into by or on behalf of any Released Party.

The undersigned hereby acknowledges that the undersigned has been advised to consult counsel before signing this Consent and Release, and has had ample opportunity to do so.

This Consent and Release is governed and construed by the laws of the State of Delaware.

Agreed and Accepted, this
___ day of ___________, 1999.

________________________________
Name:
Address:

Number of shares of
Common Stock Owned: ________

Attest:


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                                                                       Exhibit C

                                  FEE SCHEDULE

      Fees payable annually to the Escrow Agent shall equal $1,000 plus out-of-pocket-expenses.


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